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Allied Capital Corporation and Subsidiaries
Exhibit 11 Statement of Computation of Earnings Per Common Share
Form 10-Q
March 31, 1997

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
                                                                 For the Three Months Ended
                                                                          March 31,
                                                                ----------------------------
                                                                     1997         1996
                                                                ----------------------------
Primary Earnings Per Common Share:

         Net Increase in Net Assets Resulting
              from Operations                                    $1,956,000     $4,442,000

         Less:  Dividends for Preferred Stock                       (55,000)       (55,000)
                                                                ----------------------------

         Net Increase in Net Assets Resulting
              from Operations Available to
              Common Shareholders                                $1,901,000     $4,387,000
                                                                ============================
         Weighted average number of common
              shares outstanding                                  7,316,014      6,301,619
         Weighted average number of common
              shares issuable on exercise
              of outstanding stock options                           78,122         41,135
                                                                ----------------------------
         Weighted average number of common
              shares and common share equivalents outstanding     7,394,136      6,342,754
                                                                ============================

         Earnings per Common Share                                    $0.26          $0.69
                                                                ============================



Fully Diluted Earnings Per Common Share:

         Net Increase in Net Assets Resulting
              from Operations                                    $1,956,000     $4,442,000
         Less:  Dividends for Preferred Stock                       (55,000)       (55,000)
                                                                ----------------------------
         Net Increase in Net Assets Resulting
              from Operations Available to
              Common Shareholders                                $1,901,000     $4,387,000
                                                                ============================


         Weighted average number of common
              shares and common share
              equivalents outstanding as computed for
              primary earnings per share                          7,394,136      6,342,754
         Weighted average of additional
              shares issuable on exercise
              of outstanding stock options                                -              -
                                                                ----------------------------
         Weighted average number of common
              shares and common share equivalents
              outstanding, as adjusted                            7,394,136      6,342,754
                                                                ============================


         Earnings per Common Share                                    $0.26          $0.69
                                                                ============================
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